Exhibit 99.1

CONTACT:
Paul Goldberg
Vice President - Investor Relations
(212) 922-1640

Dover HOSTS ANNUAL INVESTOR DAY AND INITIATES 2013 GUIDANCE

Adjusts 2012 EPS Guidance for Discontinued Operations

Downers Grove, IL, December 10, 2012 - Dover Corporation (NYSE:DOV) announced that it will share its strategy and financial expectations for the next three years, including its full-year 2013 guidance, at its annual Investor Day today in New York City. The company will also provide an update to its 2012 guidance, which will include the fourth quarter impact of the Anthony acquisition as well as the impact from recently discontinued operations.

Dover is initiating guidance of $5.05 to $5.35 for full-year 2013 earnings per share from continuing operations (“EPS”). This EPS guidance is based on full-year organic revenue growth of 3% to 5% and acquisition growth of 4%, for full-year revenue growth of 7% to 9%.

Dover now expects full-year 2012 EPS to be $4.36 to $4.46, a $0.19 reduction from the prior forecasted range. The majority of this adjustment is related to a $0.18 reduction from discontinuing certain businesses serving the electronic assembly and test markets, as previously announced. In addition, this update includes a $0.02 reduction related to certain one-time costs associated with the recent Anthony acquisition and $0.01 of accretion from fourth quarter share repurchase activity.

The Company's annual Investor Day will begin at 1:00 pm ET and the speakers' presentations will be available live to all interested parties via webcast, which can be accessed on the Investor Relations section of the Company's website at www.dovercorporation.com. The presentations will also be archived on the website and will be available starting on December 11, 2012, at 12:00 pm ET.

About Dover
Dover Corporation is a diversified global manufacturer with annual revenues of over $8 billion. For over 50 years, Dover has been delivering outstanding products and services that reflect its market leadership and commitment to operational and technical excellence. The Company's entrepreneurial business model encourages, promotes and fosters deep customer engagement which has led to Dover's well-established and valued reputation for providing superior customer service and industry-leading product innovation. Dover focuses on innovative equipment and components, specialty systems and support services through its four major operating segments: Communication Technologies, Energy, Engineered Systems and Printing & Identification. Headquartered in Downers Grove, Illinois, Dover employs 35,000 people worldwide. Dover Corporation is traded on the New York Stock Exchange under “DOV.” Additional information is available on the company's website at www.dovercorporation.com.

Forward Looking Statements
This press release contains “forward-looking” statements within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, operating and strategic plans, income, earnings, cash flows, changes in operations, operating improvements, industries in which Dover companies operate and the U.S. and global economies. Statements in this press release that are not historical may be indicated by words or phrases such as “anticipates,” “expects,” “believes,” “indicates,” “suggests,” “will,” “plans,” “supports,” “projects,” “should,” “would,” “could,” “hope,” “forecast” and “management is of the opinion,” use of future tense and similar words or phrases. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, uncertainties in the credit and capital markets, interest rates, currency exchange rates, the world economy and sovereign credit, especially in Europe; political events and possible future terrorist threats that could impact countries where Dover does business or the worldwide economy; the impact of natural disasters and their effect on global supply chains and energy markets; increases in the cost of raw materials; the Company's ability to achieve expected savings from integration, synergy and other cost-control initiatives; the ability to identify and successfully consummate value-adding acquisition opportunities; increased competition and pricing pressures in the markets served by Dover's operating companies; the ability of Dover's companies to expand into new geographic markets and to anticipate and meet customer demands for new products and product enhancements; the impact of loss of a single-source manufacturing facility; changes in customer demand; a downgrade in Dover's credit ratings; the relative mix of products and services which impacts margins and operating efficiencies; short-term capacity constraints; domestic and foreign governmental and public policy changes including environmental regulations, tax policies, export subsidy programs, R&E credits and other similar programs; unforeseen developments in contingencies such as litigation; protection and validity of patent and other intellectual property rights; and the cyclical nature of some of Dover's companies. Dover Corporation refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as its reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause its actual results to differ materially from its current expectations and from the forward-looking statements contained in this press release. Dover Corporation undertakes no obligation to update any forward-looking statement.